EXHIBIT 10.4(b)

PROMISSORY NOTE

$564,000	December 31, 2001

FOR VALUE RECEIVED, Richard V. Vesta (whether one or more, the “Borrower”), promises to pay to the order of SMITHFIELD FOODS, INC., a Virginia corporation, its successors and assigns (the “Lender”) at 200 Commerce Street, Smithfield, Virginia 23430, Attention: Dan Stevens, or at such other address as the Lender shall specify in writing, in lawful money of the United States of America, the principal sum of Five Hundred Sixty-Four Thousand Dollars ($564,000), together with interest on the unpaid principal balance at the rate and on the terms hereinafter provided in this promissory note (including all modifications, amendments, substitutions, renewals or extensions hereof and allonges hereto, this “Note”).

A.    Interest Rate. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a rate equal to seven percent (7%) per annum. Interest shall be paid for the actual number of days elapsed based on a 365-day year.

B.    Payment of Principal and Interest. The principal of and interest on this Note shall be payable as follows:

(1)	Interest only shall be payable annually, beginning on the 30th day of June, 2002 and continuing on the 30th day of each June thereafter until this Note is paid in full.

(2)
If the Borrower sells, transfers or otherwise disposes of any of the shares of stock in the Lender pledged to secure this Note pursuant to the Stock Pledge Agreement (as hereinafter defined) (the “Pledged Shares”), other than a transfer for estate planning purposes, subject to the lien of the Stock Pledge Agreement, to an inter vivos trust in which the Borrower is the sole beneficiary, then, on the date of each such sale, transfer or other disposition, the Borrower shall pay to the Lender principal in an amount equal to the original principal balance of this Note multiplied by the percentage of the Pledged Shares sold, transferred or disposed of by the Borrower; provided, however, that if the remaining principal balance of this Note would exceed the then current market value of the unsold Pledged Shares, the Borrower shall also pay such excess principal. For purposes of the foregoing, the percentage of Pledged Shares shall be determined by comparing the number of Pledged Shares sold, transferred or disposed of to the original number of Pledged Shares subject to the Stock Pledge Agreement.

(3)
If the Borrower ceases at any time to be an employee of the Lender, whether the Borrower’s employment is terminated by the Lender, by the Borrower, due to the Borrower’s death or disability or for any other reason whatsoever, the entire principal balance of this Note, all accrued and unpaid interest, if any, and all other sums provided herein shall be due and payable on the date on which such employment terminates.

(4)
If not sooner paid, the entire principal balance of this Note, all accrued and unpaid interest, if any, and all other sums provided herein shall be due and payable on December 31, 2011 (the “Maturity Date”).

C.    Prepayment. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. Any prepayment shall include interest accrued to the date of such prepayment and all other sums then due under this Note. No partial prepayment shall affect the obligation of the Borrower to make any payment of principal or interest due hereunder on the dates hereinabove specified until this Note has been paid in full.

D.    Application of Payments; Payment on Business Day. Unless an Event of Default (as hereinafter defined) occurs and is continuing, payments or prepayments on this Note shall be applied first to any late charges then due, second to accrued and unpaid interest and third to principal. Upon the occurrence of an Event of Default and during the continuance thereof, payments or prepayments on this Note shall be applied to amounts due hereunder in such order as the Lender may determine. The Lender’s books and records shall be presumed correct as to the sums outstanding under this Note, except in the case of manifest error. Whenever any payment of principal of or interest on this Note shall be due on a day which is not a Business Day (as hereinafter defined), the date for payment thereof shall be extended to the next succeeding Business Day. For purposes of this Note, a “Business Day” shall be any day except a Saturday, Sunday or other day on which commercial banks in Smithfield, Virginia are authorized by law to close

E.    Default Rate; Late Charge. In the event any amount due hereunder is not paid when due (whether upon acceleration, at maturity or otherwise), such overdue amount shall continue to bear interest (including, to the extent permitted by law, interest on any overdue installment of interest) from the date on which such amount was due at an annual rate of two percent (2%) above the interest rate set forth above. In addition, the Borrower shall pay to the Lender, upon demand, a late charge equal to five percent (5%) of any amount due which is not received within five (5) days after its due date. Acceptance by the Lender of any late payment without an accompanying late charge shall not be deemed a waiver of the Lender’s right to receive such late charge or to receive a late charge for any subsequent payment received more than five (5) days after its due date.

F.    Stock Pledge Agreement. The obligations of the Borrower under this Note are secured by a pledge of certain shares of stock in the Lender pursuant to a Stock Pledge Agreement dated as of the date hereof between the Borrower and the Lender (as amended, modified or supplemented from time to time, the “Stock Pledge Agreement”).

G.    Expenses of Collection, etc. The Borrower agrees to pay all out-of-pocket expenses, including court costs and reasonable attorneys’ fees, actually incurred in collecting this Note, in preserving or disposing of any collateral given as security for the payment of this Note or in defending or prosecuting any action relating to this Note.

H.    Events of Default; Acceleration. Any of the following shall constitute an “Event of Default” under this Note:

(i) The failure of the Borrower to pay the entire principal balance of this Note, all accrued and unpaid interest, if any and all other sums due hereunder (collectively, the “Note Balance”) on the Maturity Date or on any other date on which the entire Note Balance may be due, whether by acceleration or otherwise;

(ii) The failure of the Borrower to pay any interest, any principal installment or any other sum as and when due under this Note, except as provided in clause (i) above, and the continuation of such failure for five (5) days thereafter;

(iii) The death or legal incapacity of the Borrower, including each person constituting the Borrower if the Borrower consists of more than one person, or any co-maker, endorser, surety, guarantor or other party obligated to pay any sum under this Note (each of the foregoing, including the Borrower, being hereinafter referred to as an “Obligor”);

(iv) Any Obligor shall (A) make a general assignment for the benefit of creditors; (B) fail to pay its debts generally as they become due; (C) admit in writing its inability to pay its debts generally as they become due; (D) file a petition, pleading or motion under any bankruptcy or other law for the relief or aid of debtors seeking for such Obligor reorganization, liquidation, dissolution or other relief as a debtor; or (E) consent to or acquiesce in the appointment of a receiver, custodian, liquidator, trustee or other similar official for such Obligor, for the whole or any substantial part of its assets;

(v) A petition, pleading or motion shall be filed (A) against any Obligor or under any bankruptcy or other law for the relief or aid of debtors seeking for such Obligor reorganization, liquidation, dissolution or other relief as a debtor or (B) seeking to appoint a receiver, custodian, liquidator, trustee, or other similar official for any Obligor, for the whole or any substantial part of such Obligor’s assets, and such petition, pleading or motion is not dismissed within 45 days of the filing thereof, or any order for relief or appointment entered as a result of the filing of such petition, pleading or motion is not stayed within seven business days after the entry thereof; and

(vi) The occurrence of any default by the Borrower in its obligations under the Stock Pledge Agreement and the failure of the Borrower to cure such default within ten (10) Business Days after written notice thereof from the Lender to the Borrower.

Upon the occurrence of an Event of Default, the entire Note Balance shall, at the option of the Lender, immediately become due and payable. The failure of the Lender to exercise such option to accelerate upon the occurrence of an Event of Default shall not be deemed a waiver of the right to exercise such option upon the occurrence of a subsequent Event of Default.

I.    Acceptance of Partial Payment. The acceptance by the Lender of a partial payment of any sum due under this Note, whether occurring before or after an Event of Default, shall not be deemed to cure the Borrower’s failure to pay such sum in full or to waive any of the Lender’s rights or remedies available on account of such default unless agreed to in writing by the Lender. In addition, after the Lender has accelerated payment of this Note upon the occurrence of an Event of Default, the tender of payment of less than the entire principal amount of this Note, all interest thereon, late charges and other sums due hereunder, or the acceptance by the Lender of less than full payment thereof, shall not be deemed to have cured the Event of Default, to constitute a reinstatement of this Note or to waive any of the Lender’s rights and remedies under this Note.

J.    Waivers, etc. The Borrower and each other Obligor jointly and severally (i) waive presentment, demand, protest and notice of dishonor, (ii) waive, to the extent permitted by law, all exemptions, whether homestead or otherwise, as to the obligation evidenced by this Note, (iii) waive any right which they may have to require the Lender to proceed against any other party or foreclose on any collateral given to secure the payment of this Note, (iv) agree that, without notice to any party to this Note and without affecting any such party’s liability, the Lender, at any time or times, may grant extensions of the time for any payment due on this Note, release any such party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security or collateral for this Note, (v) waive any right they may have to require reinstatement of this Note after the occurrence of an Event of Default and (vi) waive, to the extent permitted by law, any right they may have to a trial by jury in any action or proceeding to enforce or collect this Note, whether such action or proceeding is instituted by the Lender, the Borrower or any other party.

K.    Severability. If any provision of this Note, or the application thereof in any circumstance, is deemed to be unenforceable, the remainder of this Note shall not be affected thereby and shall remain enforceable and in full force and effect.

L.    Joint and Several Obligations. If the Borrower consists of more than one party, each of such parties shall be jointly and severally liable with respect to the obligations of the Borrower under this Note.

M.    Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws to the extent available to the Borrower to avoid or defeat the payment of interest or any other sum due under this Note. Accordingly, this Note is hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to the Lender or charged by the Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law.

N.    Applicable Law. This Note shall be governed by the laws of Virginia without regard to the choice of law rules of such state.

O.    Jurisdiction. The Borrower and the Lender irrevocably submit to the nonexclusive jurisdiction of the Circuit Court of Isle of Wight County, Virginia with respect to the collection or enforcement of this Note or the Stock Pledge Agreement or any dispute arising out of or relating to this Note or the Stock Pledge Agreement or any of the transactions contemplated hereby or thereby. Each of the Borrower and the Lender hereby irrevocably agrees that all claims in respect of the foregoing may be heard and determined in such court (and the courts hearing appeals from such court). The Borrower and the Lender hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.

P.    Waiver of Jury Trial. THE BORROWER AND THE LENDER WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THE COLLECTION OR ENFORCEMENT OF THIS NOTE OR THE STOCK PLEDGE AGREEMENT OR ANY DISPUTE UNDER THIS NOTE OR THE STOCK PLEDGE AGREEMENT.

Q.    Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.

R.    Amendments. This Note may only be amended, modified or supplemented by a writing signed by all of the parties hereto.

WITNESS the following signature(s).

Name:	/s/ RICHARD V. VESTA
Richard V. Vesta